                                                                     Exhibit 3.3


                               State of Delaware

                       Office of the Secretary of State                PAGE 1

                       --------------------------------

                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE

              OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE

              AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF

              "PARADIGM ADVANCED TECHNOLOGIES, INC.", FILED IN THIS

              OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 1999,

              AT 9 O'CLOCK A.M.

                  A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED

              TO THE KENT COUNTY RECORDER OF DEEDS.










                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State
                             [SEAL]
2580946  8100                              AUTHENTICATION:  0002758

991412459                                             DATE:  09-30-99

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 09/30/1999
                                                         991412459 - 2580946


                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                     PARADIGM ADVANCED TECHNOLOGIES, INC.

               ------------------------------------------------

                   Pursuant to Sections 103 and 242 of the
                       Delaware General Corporation Law

               ------------------------------------------------

            PARADIGM ADVANCED TECHNOLOGIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies:

               1. Paragraph "FOURTH" of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                   FOURTH: The total number of shares of all classes which
               the Corporation shall have authority to issue is one hundred million (100,000,000) shares, par value $0.0001 per share.

               2. The foregoing amendment was duly adopted in accordance with Sections 103 and 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on February 26, 1999.


                                               PARADIGM ADVANCED TECHNOLOGIES,
                                               INC.

                                               By: /s/ David Kerzner
                                                  --------------------------
                                                  David Kerzner
                                                  President

ATTEST:


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